Exhibit 99.3

Riot Blockchain Appoints Eric So to Board of Directors

Riot Blockchain Also Announces Closing of TESS Acquisition

CASTLE ROCK, Colo., Oct. 23, 2017 — Riot Blockchain, Inc. (Nasdaq: RIOT) (the “Company”) today announced that it has appointed Eric So, LL.B., to the Riot Blockchain Board of Directors. Mr. So is Chief Legal and Corporate Development Officer of a global internet marketing company and brings more than 17 years of legal experience to his new role.

In addition, the Company announced that it has closed on its acquisition of 52% of TESS, Inc. (“TESS”). TESS is a Toronto, Ontario based company developing a payments ecosystem for component and sub-component supply chain settlements. The TESS platform will provide a flexible and transparent ledger that is recorded securely on a blockchain.

“Eric’s depth of knowledge will make him a valuable member of our board and we look forward to his contributions,” said John O’Rourke, whose recent appointment as President of the Company is also being announced herein. “He is a highly skilled business executive with a keen understanding of legal and regulatory affairs, specifically in leveraging technology for business development.  Eric’s appointment and the closing of the TESS acquisition are important steps in the continuing development of Riot Blockchain.”

Mr. So is currently Chief Legal and Corporate Development Officer at Mundo Inc., and serves as a Director of Therapix Biosciences Ltd.  He is also a member of the Toronto Board of Trade and the Hong Kong Canada Business Association.  Mr. So has previously worked at Synergex Corporation, Fraser Milner Casgrain LLP, and Torys LLP. He earned his law degree at the University of Windsor and his bachelor of science at McGill University.

Blockchain protocols offer a secure way to store and relay information without the need for middlemen. It uses a decentralized and encrypted ledger that offers a secure, efficient, verifiable, and permanent way of storing records and other information. Blockchain protocols are the backbone of numerous digital cryptocurrencies including Bitcoin, Ethereum, and Litecoin. They have a wide range of potential applications including use in processing transactions, managing medical records, recording votes, and proof of ownership across a far-reaching spectrum of applications.

About Riot Blockchain

Riot Blockchain, Inc. (formerly Bioptix, Inc.) leverages its expertise and network to build and support blockchain technology companies. It is establishing an Advisory Board with technical experience intending to become a leading authority and supporter of blockchain, while providing investment exposure to the rapidly growing blockchain ecosystem. For more information, visit http://www.riotblockchain.com/.

The company continues to maintain its existing Bioptix business segment, including its royalty license stemming from an Exclusive License Agreement with Ceva Santé Animale S.A. ("Licensee"), providing an exclusive worldwide royalty-bearing license, until December 31, 2028, to develop, seek regulatory approval for and offer to sell, market, distribute, import and export luteinizing hormone ("LH") and/or follicle-stimulating hormone ("FSH") products for cattle, equine and swine for the assistance and facilitation of reproduction.

About TESS

TESS is a blockchain company developing a payments ecosystem for component and sub-component supply chain settlements (payments).  TESS believes a transition will occur from the present state wherein payments down a supply chain are essentially manual (triggered by a manager or trusted party) to a blockchain protocol that mandates simultaneous payment of all component and sub-component suppliers when the primary party makes a payment into the chain. Using TESS Smart Contracts, a payment from the primary party in the chain will be automatically apportioned to all other eligible parties in the chain concomitant with payment by the primary party. The creditworthy financial condition of the primary party will facilitate lender involvement in the supply chain under the security afforded by the TESS Smart Contract.  The first TESS smart contracts payment system will be tailored to the needs of the international telecommunications industry in respect of cross border telephone calls. For more information, visit http://tesspay.io/.

Safe Harbor

The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors", copies of which may be obtained from the SEC's website at www.sec.gov. The parties do not undertake any obligation to update forward-looking statements contained in this press release.

Media Contacts
Karen Chase or Travis Kruse
Russo Partners, LLC
(646) 942-5627
(212) 845-4272
karen.chase@russopartnersllc.com
travis.kruse@russopartnersllc.com